Exhibit 10.2.1

DIGITALOCEAN HOLDINGS, INC. 2013 STOCK PLAN

NOTICE OF STOCK OPTION GRANT (INSTALLMENT EXERCISE)

The Optionee has been granted the following option to purchase shares of the Common Stock of DigitalOcean Holdings, Inc.:

Name of Optionee:	«Name»

Total Number of Shares:	«TotalShares»

Type of Option:	«ISO» Incentive Stock Option (ISO)

«NSO» Nonstatutory Stock Option (NSO)

Exercise Price per Share:	US$«PricePerShare»

Date of Grant:	«DateGrant»

Date Exercisable:	This option may be exercised with respect to the first «Percent»% of the Shares subject to this option when the Optionee completes «CliffPeriod» months of continuous Service beginning with the Vesting Commencement Date set forth below. This option may be exercised with respect to an additional «Fraction»% of the Shares subject to this option when the Optionee completes each month of continuous Service thereafter. This option may become exercisable on an accelerated basis under Section 2(a) of the Stock Option Agreement.

Vesting Commencement Date:	«VestComDate»

Expiration Date:	«ExpDate». This option expires earlier if the Optionee’s Service terminates earlier, as provided in Section 6 of the Stock Option Agreement, or if the Company engages in certain corporate transactions, as provided in Section 8(b) of the Plan.

By signing below, the Optionee and the Company agree that this option is granted under, and governed by the terms and conditions of, the 2013 Stock Plan and the Stock Option Agreement. Both of these documents are attached to, and made a part of, this Notice of Stock Option Grant. Section 13 of the Stock Option Agreement includes important acknowledgements of the Optionee.

OPTIONEE:	DIGITALOCEAN HOLDINGS, INC.

By:
Title:

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

DIGITALOCEAN HOLDING, INC. 2013 STOCK PLAN:

STOCK OPTION AGREEMENT (INSTALLMENT EXERCISE)

SECTION 1. GRANT OF OPTION.

(a)    Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Optionee on the Date of Grant the option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant. The Exercise Price is agreed to be at least 100% of the Fair Market Value per Share on the Date of Grant (110% of Fair Market Value if this option is designated as an ISO in the Notice of Stock Option Grant and Section 3(b) of the Plan applies). This option is intended to be an ISO or an NSO, as provided in the Notice of Stock Option Grant.

(b)    $100,000 Limitation. Even if this option is designated as an ISO in the Notice of Stock Option Grant, it shall be deemed to be an NSO to the extent (and only to the extent) required by the $100,000 annual limitation under Section 422(d) of the Code.

(c)    Stock Plan and Defined Terms. This option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Except as otherwise defined in this Agreement (including without limitation Section 14 hereof), capitalized terms shall have the meaning ascribed to such terms in the Plan.

SECTION 2. RIGHT TO EXERCISE.

(a)    Exercisability. Subject to Subsection (b) below and the other conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant. In addition, if the Company is subject to a Change in Control before the Optionee’s Service terminates, and the Optionee is subject to an Involuntary Termination within 12 months after such Change in Control, then the number of then-unvested Shares subject to this option that is equal to the number of then-vested Shares subject to this option shall become vested and exercisable upon such Involuntary Termination; provided that the Optionee shall have first signed and delivered to the Company a settlement agreement in which Optionee grants to the acquirer in the Change of Control (“acquirer”), the Company and their respective affiliates a general release of claims in such form and substance as is acceptable to acquirer (a “Release”) and such Release becomes legally effective.

(b)    Stockholder Approval. Any other provision of this Agreement notwithstanding, no portion of this option shall be exercisable at any time prior to the approval of the Plan by the Company’s stockholders.

SECTION 3. NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4. EXERCISE PROCEDURES.

(a)    Notice of Exercise. The Optionee or the Optionee’s representative may exercise this option by: (i) signing and delivering written notice to the Company pursuant to Section 12(c) specifying the election to exercise this option, the number of Shares for which it is being exercised and the form of payment and (ii) delivering payment, in a form permissible under Section 5, for the full amount of the Purchase Price (together with any applicable withholding taxes under Subsection (b)). In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option.

(b)    Withholding Taxes. In the event that the Company determines that it is required to withhold any tax (including without limitation any income tax, social insurance contributions, payroll tax, payment on account or other tax-related items arising in connection with the Optionee’s participation in the Plan and legally applicable to the Optionee (the “Tax-Related Items”)) as a result of the grant, vesting or exercise of this option, or as a result of the transfer of shares acquired upon exercise of this option, the Optionee, as a condition of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all Tax-Related Items. The Optionee acknowledges that the responsibility for all Tax-Related Items is the Optionee’s and may exceed the amount actually withheld by the Company (or its affiliate or agent).

(c)    Issuance of Shares. After satisfying all requirements for exercise of this option, the Company shall cause to be issued one or more certificates evidencing the Shares for which this option has been exercised. Such Shares shall be registered (i) in the name of the person exercising this option, (ii) in the names of such person and his or her spouse as community property or as joint tenants with the right of survivorship or (iii) with the Company’s consent, in the name of a revocable trust. Until the issuance of the Shares has been entered into the books and records of the Company or a duly authorized transfer agent of the Company, no right to vote, receive dividends or any other right as a stockholder will exist with respect to such Shares. The Company shall cause such certificates to be delivered to or upon the order of the person exercising this option.

SECTION 5. PAYMENT FOR STOCK.

(a)    Cash. All or part of the Purchase Price may be paid in cash or cash equivalents.

(b)    Surrender of Stock. At the discretion of the Board of Directors, all or any part of the Purchase Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when this option is exercised.

(c)    Exercise/Sale. All or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company. However, payment pursuant to this Subsection (c) shall be permitted only if (i) Stock then is publicly traded and (ii) such payment does not violate applicable law.

SECTION 6. TERM AND EXPIRATION.

(a)    Basic Term. This option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date is 10 years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant and Section 3(b) of the Plan applies).

(b)    Termination of Service (Except by Death). If the Optionee’s Service terminates for any reason other than death, then this option shall expire on the earliest of the following occasions:

(i)    The expiration date determined pursuant to Subsection (a) above;

(ii)    The date three months after the termination of the Optionee’s Service for any reason other than Disability;

(iii)    The date six months after the termination of the Optionee’s Service by reason of Disability; or

(iv)    Immediately upon a termination of Service by the Company for Cause.

The Optionee may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option had become exercisable before the Optionee’s Service terminated. When the Optionee’s Service terminates, this option shall expire immediately with respect to the number of Shares for which this option is not yet exercisable. In the event that the Optionee dies after termination of Service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s Service terminated. Once this option (or portion thereof) has terminated, the Optionee shall have no further rights with respect to the option (or portion thereof) or to the underlying Shares.

(c)    Death of the Optionee. If the Optionee dies while in Service, then this option shall expire on the earlier of the following dates:

(i)    The expiration date determined pursuant to Subsection (a) above; or

(ii)    The date 12 months after the Optionee’s death.

All or part of this option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s death. When the Optionee dies, this option shall expire immediately with respect to the number of Shares for which this option is not yet exercisable. Once this option (or portion thereof) has terminated, the Optionee shall have no further rights with respect to the option (or portion thereof) or to the underlying Shares.

(d)    Extension of Post-Termination Exercise Periods. Following the date on which the Company’s Stock is first listed for trading on an established securities market, if during any part of the exercise period described in Subsections (b)(ii) or (iii) or Subsection (c)(ii) above the exercise of this option would be prohibited solely because the issuance of Shares upon such exercise would violate the registration requirements under the Securities Act or a similar provision of other applicable law, then instead of terminating at the end of such prescribed period, the then-vested portion of this option will instead remain outstanding and not expire until the earlier of (i) the expiration date determined pursuant to Section 6(a) above or (ii) the date on which the then-vested portion of this option has been exercisable without violation of applicable law for the aggregate period (which need not be consecutive) after termination of the Optionee’s Service specified in the applicable Subsection above.

(e)    Part-Time Employment and Leaves of Absence. If the Optionee commences working on a part-time basis, then the Company may adjust the vesting schedule set forth in the Notice of Stock Option Grant. If the Optionee goes on a leave of absence, then the Company may adjust the vesting schedule set forth in the Notice of Stock Option Grant in accordance with the Company’s leave of absence policy or the terms of such leave. Except as provided in the preceding sentence, Service shall be deemed to continue for any purpose under this Agreement while the Optionee is on a bona fide leave of absence, if (i) such leave was approved by the Company in writing and (ii) continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company). Service shall be deemed to terminate when such leave ends, unless the Optionee immediately returns to active work.

(f)    Notice Concerning ISO Treatment. Even if this option is designated as an ISO in the Notice of Stock Option Grant, it ceases to qualify for favorable tax treatment as an ISO to the extent that it is exercised:

(i)    More than three months after the date when the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code);

(ii)    More than 12 months after the date when the Optionee ceases to be an Employee by reason of permanent and total disability (as defined in Section 22(e)(3) of the Code); or

(iii)    More than three months after the date when the Optionee has been on a leave of absence for three months, unless the Optionee’s reemployment rights following such leave were guaranteed by statute or by contract.

SECTION 7. RIGHT OF FIRST REFUSAL.

(a)    Right of First Refusal. In the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares. If the Optionee desires to transfer Shares acquired under this Agreement, the Optionee shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal, State or foreign securities laws. The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

(b)    Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Optionee may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal, State and foreign securities laws and not in violation of any other contractual restrictions to which the Optionee is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c)    Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company, a sale of all or substantially all of the Company’s stock or assets, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Shares subject to this Section 7 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 7.

(d)    Termination of Right of First Refusal. Any other provision of this Section 7 notwithstanding, in the event that the Stock is readily tradable on an established securities market when the Optionee desires to transfer Shares, the Company shall have no Right of First Refusal, and the Optionee shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

(e)    Permitted Transfers. This Section 7 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of the Optionee’s Immediate Family or to a trust established by the Optionee for the benefit of the Optionee and/or one or more members of the Optionee’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Optionee transfers any Shares acquired under this Agreement, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to the Optionee.

(f)    Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 7, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(g)    Assignment of Right of First Refusal. The Board of Directors may freely assign the Company’s Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall assume all of the Company’s rights and obligations under this Section 7.

SECTION 8. LEGALITY OF INITIAL ISSUANCE.

No Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

(a)    It and the Optionee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b)    Any applicable listing requirement of any stock exchange or other securities market on which Stock is listed has been satisfied; and

(c)    Any other applicable provision of federal, State or foreign law has been satisfied.

SECTION 9. NO REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

SECTION 10. RESTRICTIONS ON TRANSFER OF SHARES.

(a)    Securities Law Restrictions. Regardless of whether the offer and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any State or other relevant jurisdiction, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on the stock certificates (or electronic equivalent) or the imposition of stop-transfer instructions) and may refuse (or may be required to refuse) to transfer Shares acquired hereunder (or Shares proposed to be transferred in a subsequent transfer) if, in the judgment of the Company, such restrictions, legends or refusal are necessary or appropriate to achieve compliance with the Securities Act or other relevant securities or other laws, including without limitation under Regulation S of the Securities Act or pursuant to another available exemption from registration.

(b)    Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (b). This Subsection (b) shall not apply to Shares registered in the public offering under the Securities Act.

(c)    Investment Intent at Grant. The Optionee represents and agrees that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

(d)    Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel, including (if applicable because the Company is relying on Regulation S under the Securities Act) that as of the date of exercise the Optionee is (i) not a U.S. Person; (ii) not acquiring the Shares on behalf, or for the account or benefit, of a U.S. Person; and (iii) is not exercising the option in the United States.

(e)    Legends. All certificates evidencing Shares purchased under this Agreement shall bear the following legend:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. IN ADDITION, THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A LIMITED PERIOD FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY SECURITIES LAWS OF ANY U.S. STATE, AND MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY (CONFIRMED BY OPINION OF COUNSEL) OF AN ALTERNATIVE EXEMPTION FROM REGISTRATION UNDER THE ACT (INCLUDING WITHOUT LIMITATION IN ACCORDANCE WITH REGULATION S UNDER THE ACT), THESE SHARES MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

(f)    Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(g)    Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on the Optionee and all other persons.

SECTION 11. ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 8(a) of the Plan, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 8(a) of the Plan. In the event that the Company is a party to a merger or consolidation or in the event of a sale of all or substantially all of the Company’s stock or assets, this option shall be subject to the treatment provided by the Board of Directors in its sole discretion, as provided in Section 8(b) of the Plan.

SECTION 12. MISCELLANEOUS PROVISIONS.

(a)    Rights as a Stockholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a stockholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Purchase Price pursuant to Sections 4 and 5.

(b)    No Retention Rights. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c)    Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, (iii) deposit with Federal Express Corporation, with shipping charges prepaid or (iv) deposit with any internationally recognized express mail courier service. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company in accordance with this Subsection (c).

(d)    Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Optionee and by an authorized officer of the Company (other than the Optionee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(e)    Entire Agreement. The Notice of Stock Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(f)    Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 13. ACKNOWLEDGEMENTS OF THE OPTIONEE.

In addition to the other terms, conditions and restrictions imposed on this option and the Shares issuable under this option pursuant to this Agreement and the Plan, the Optionee expressly acknowledges being subject to Sections 7 (Right of First Refusal), 8 (Legality of Initial Issuance) and 10 (Restrictions on Transfer of Shares, including without limitation the Market Stand-Off), as well as the following provisions:

(a)    Tax Consequences (No Liability for Discounted Options). The Optionee agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Optionee’s tax or social security liabilities. The Optionee shall not make any claim against the Company, any Parent or Subsidiary employing or retaining the Optionee, or their respective Board of Directors, officers or employees related to tax or social security liabilities arising from this option or the Optionee’s other compensation. In particular, any Optionee subject to U.S. taxation acknowledges that this option is exempt from Section 409A of the Code only if the Exercise Price is at least equal to the Fair Market Value per Share on the Date of Grant. Since Shares are not traded on an established securities market, the determination of their Fair Market Value is made by the Board of Directors or by an independent valuation firm retained by the Company. The Optionee acknowledges that there is no guarantee in either case that the Internal Revenue Service will agree with the valuation, and the Optionee shall not make any claim against the Company, any Parent or Subsidiary employing or retaining the Optionee, or their respective Board of Directors, officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low.

(b)    Electronic Delivery of Documents. The Optionee agrees to accept by email all documents relating to the Company, the Plan or this option and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Optionee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Optionee by email of their availability. The Optionee acknowledges that he or she may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents. This consent shall remain in effect until this option expires or until the Optionee gives the Company written notice that it should deliver paper documents.

(c)    No Notice of Expiration Date. The Optionee agrees that the Company and its officers, employees, attorneys and agents do not have any obligation to notify him or her prior to the expiration of this option pursuant to Section 6, regardless of whether this option will expire at the end of its full term or on an earlier date related to the termination of the Optionee’s Service. The Optionee further agrees that he or she has the sole responsibility for monitoring the expiration of this option and for exercising this option, if at all, before it expires. This Subsection (c) shall supersede any contrary representation that may have been made, orally or in writing, by the Company or by an officer, employee, attorney or agent of the Company, Parent or any Subsidiary.

(d)    Waiver of Statutory Information Rights. The Optionee acknowledges and agrees that, upon exercise of this option and until the first sale of the Company’s Stock to the general public pursuant to a registration statement filed under the Securities Act, he or she will be deemed to have waived any rights the Optionee might otherwise have had under Section 220 of the Delaware General Corporation Law (or under similar rights under other applicable law) to inspect for any proper purpose and to make copies and extracts from the Company’s stock ledger, a list of its stockholders and its other books and records or the books and records of any subsidiary. This waiver applies only in the Optionee’s capacity as a stockholder and does not affect any other inspection rights the Optionee may have under other law or pursuant to a written agreement with the Company.

(e)    Plan Discretionary. The Optionee understands and acknowledges that (i) the Plan is entirely discretionary, (ii) the Company and the Optionee’s employer (or entity otherwise engaging the Optionee) have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of an option does not in any way create any contractual or other right to receive additional grants of options (or benefits in lieu of options) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when options will be granted, the number of Shares offered, the Exercise Price and the vesting schedule, will be at the sole discretion of the Company.

(f)    Termination of Service. The Optionee understands and acknowledges that participation in the Plan ceases upon termination of his or her Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

(g)    Extraordinary Compensation. The value of this option shall be an extraordinary item of compensation outside the scope of the Optionee’s employment contract, if any, and shall not be considered a part of his or her normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, vacation, pension or retirement benefits or similar payments.

(h)    Authorization to Disclose. The Optionee hereby authorizes and directs the Optionee’s employer to disclose to the Company or any Subsidiary any information regarding the Optionee’s employment or engagement, the nature and amount of the Optionee’s compensation and the fact and conditions of the Optionee’s participation in the Plan, as the Optionee’s employer deems necessary or appropriate to facilitate the administration of the Plan.

(i)    Personal Data Authorization. The Optionee consents to the collection, use and transfer of personal data as described in this Subsection (i). The Optionee understands and acknowledges that the Company, the Optionee’s employer and the Company’s other Subsidiaries hold certain personal information regarding the Optionee for the purpose of managing and administering the Plan, including (without limitation) the Optionee’s name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company and details of all options or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (the “Data”). The Optionee further understands and acknowledges that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. The Optionee understands and acknowledges that the recipients of Data may be located in the United States or elsewhere. The Optionee authorizes such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering the Optionee’s participation in the Plan, including a transfer to any broker or other third party with whom the Optionee elects to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Optionee’s behalf. The Optionee may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this Subsection (i) by contacting the Company in writing.

SECTION 14. DEFINITIONS.

(a)    “Agreement” shall mean this Stock Option Agreement.

(b)    “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(c)    “Cause” shall mean (i) the Optionee’s unauthorized use or disclosure of the Company’s or a Subsidiary’s confidential information or trade secrets, which use or disclosure causes material harm to the Company or such Subsidiary, (ii) the Optionee’s material breach of any agreement between the Optionee and the Company or a Subsidiary, (iii) the Optionee’s material failure to comply with the Company’s or a Subsidiary’s written policies or rules, (iv) the Optionee’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State, (v) the Optionee’s gross negligence or willful misconduct, (vi) the Optionee’s continuing failure to perform assigned duties after receiving written notification of the failure from the Company’s Board of Directors or (vii) the Optionee’s failure to cooperate in good faith with a governmental or internal investigation of the Company or a Subsidiary or their respective directors, officers or employees, if the Company has requested the Optionee’s cooperation.

(d)    “Change in Control” shall mean (i) the consummation of a merger or consolidation of the Company with or into another entity or (ii) the dissolution, liquidation or winding up of the Company. The foregoing notwithstanding, a merger or consolidation of the Company does not constitute a “Change in Control” if immediately after the merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of the continuing or surviving entity, will be owned by the persons who were the Company’s stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to the merger or consolidation.

(e)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)    “Company” shall mean DigitalOcean Holdings, Inc., a Delaware corporation.

(g)    “Consultant” shall mean a person, excluding Employees and Outside Directors, who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor and who qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(h)    “Date of Grant” shall mean the date of grant specified in the Notice of Stock Option Grant, which date shall be the later of (i) the date on which the Board of Directors resolved to grant this option or (ii) the first day of the Optionee’s Service.

(i)    “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(j)    “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(k)    “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice of Stock Option Grant.

(l)    “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

(m)    “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(n)    “Involuntary Termination” means either the Optionee’s (i) Termination Without Cause or (ii) Resignation for Good Reason.

(o)    “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

(p)    “Notice of Stock Option Grant” shall mean the document so entitled to which this Agreement is attached.

(q)    “NSO” shall mean a stock option not described in Section 422(b) or 423(b) of the Code.

(r)    “Optionee” shall mean the person named in the Notice of Stock Option Grant.

(s)    “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(t)    “Optionee” shall mean the person named in the Notice of Stock Option Grant.

(u)    “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(v)    “Plan” shall mean the DigitalOcean Holdings, Inc. 2013 Stock Plan, as in effect on the Date of Grant.

(w)    “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

(x)    “Resignation for Good Reason” means a Separation as a result of the Optionee’s resignation of employment within 12 months after one of the following conditions has come into existence without Optionees’s consent:

(i)    A reduction in the Optionee’s base salary by more than 10% (other than in connection with a general decrease in the salary of all similarly situated employees); or

(ii)    A relocation of the Optionee’s principal workplace to a facility that increases Optionee’s one-way commute by more than fifty (50) miles from Optionee’s commute to the location at which Optionee is employed immediately prior to such change.

A Resignation for Good Reason will not be deemed to have occurred unless the Optionee gives the Company written notice of the condition within 90 days after the condition comes into existence and the Company fails to remedy the condition within 30 days after receiving the Optionee’s written notice.

(y)     “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 7.

(z)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(aa)    “Separation” means a “separation from service,” as defined in the regulations under Section 409A of the Code.

(bb)    “Service” means service as an Employee, Outside Director or Consultant.

(cc)    “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 of the Plan (if applicable).

(dd)    “Stock” shall mean the Common Stock of the Company.

(ee)    “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ff)    “Termination Without Cause” means a Separation as a result of a termination of the Optionee’s Service by the Company (or any Parent or Subsidiary employing or retaining the Optionee) without Cause, provided that the Optionee is willing and able to continue performing services within the meaning of Treasury Regulation 1.409A-1(n)(1).

(gg)     “Transferee” shall mean any person to whom the Optionee has directly or indirectly transferred any Share acquired under this Agreement.

(hh)    “Transfer Notice” shall mean the notice of a proposed transfer of Shares described in Section 7.

(ii)    “U.S. Person” shall mean a person described in Rule 902(k) of Regulation S of the Securities Act (or any successor rule or provision), which generally defines a U.S. person as any natural person resident in the United States, any estate of which any executor or administrator is a U.S. Person, or any trust of which of any trustee is a U.S. Person.

APPENDIX A

to the

DIGITALOCEAN HOLDINGS, INC. 2013 STOCK PLAN:

STOCK OPTION AGREEMENT (INSTALLMENT EXERCISE)

GENERAL INTERNATIONAL PROVISIONS

This Appendix A to the DigitalOcean Holdings, Inc. 2013 Stock Plan: Stock Option Agreement (the “Agreement”) pursuant to the DigitalOcean Holdings, Inc. (the “Company”) 2013 Stock Plan includes additional terms and provisions applicable to the Optionee in the event the Optionee, as of the date of the Agreement, or during the term thereof, provides Services to the Company or one or more of its Subsidiaries or affiliates outside the United States. These terms and conditions are in addition to those set forth in the Agreement and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Appendix A without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

Optionee is advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in Optionee’s country may apply to Optionee’s individual situation.

The Optionee further acknowledges and agrees that:

1.    No Guarantee of Service Relationship. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR THROUGH AN OTHER ELIGIBLE SERVICE RELATIONSHIP OR ITS ELIGIBLE AFFILIATES (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THE AGREEMENT, THE TRANSACTIONS CONTEMPLATED THEREUNDER AND THE VESTING SCHEDULE SET FORTH THEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED SERVICE ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S OR ANY APPLICABLE AFFILIATE’S RIGHT TO TERMINATE PARTICIPANT’S SERVICE RELATIONSHIP.

2.    Voluntary and Occasional. The grant of the options under the Plan is voluntary and occasional and does not give the Optionee any contractual or other right to receive options or benefits in lieu of options in the future, even if the Optionee has received options repeatedly in the past.

3.    Future Awards. All determinations with respect to any future awards, including, but not limited to, when or if any awards under the Plan shall be granted and all terms thereof determined by the Company in its absolute discretion.

4.    Extraordinary Compensation. The value of the options is an extraordinary item of compensation that is outside of the scope of the Optionee’s employment contract or Service relationship with the Company and/or any of its affiliates or Subsidiaries. The options are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating severance, resignation, redundancy, end of service payments, vacation, bonuses, long-service awards, pension or retirement benefits, or similar payments.

5.    Expiration of Option. The option shall expire, terminate and be forfeited upon the termination of the Optionee’s employment or other Service relationship with the Company and/or any of its Subsidiaries or affiliates for any reason, except as otherwise explicitly provided in this Agreement and/or the Plan.

6.    Value of Shares. The future value of the Shares that may be issued upon exercise of all or any portion of the option is unknown and cannot be predicted with any certainty.

7.    No Employment With the Company Created. If the Optionee is not an employee of the Company as of the Date of Grant, neither the grant of the option nor anything in the Agreement shall in any way be understood or interpreted to mean that the Company is the Optionee’s employer or that the Optionee has an employment relationship with the Company.

8.    No Claims for Termination. No claim or entitlement to compensation or damages arises from the expiration, termination or forfeiture of the option or any portion thereof, nor from any diminution in value of the option or the Shares. Optionee irrevocably releases the Company, its parent(s), affiliates and Subsidiaries from any such claim. By accepting the option, the Optionee acknowledges that the Optionee has no right to bring a claim or to receive damages in connection with the loss of any potential profit in the option and/or Shares issuable upon exercise of the options. Such a claim will not constitute an element of damages in the event of a the termination of the Optionee’s Service to the Company or any of its Subsidiaries or affiliates for any reason, even if the termination is in violation of an obligation of the Company or any of its Subsidiaries or affiliates, to Optionee.

9.    No Advice Provided. Neither the Company nor any of its affiliates, Subsidiaries or otherwise related companies has provided the Optionee, and nor will they provide the Optionee, with any specific tax, legal or financial advice with respect to the options, Shares issuable upon exercise of the options, the Agreement or the Plan. None of the Company, any affiliate, Subsidiary or otherwise related company are making nor have they made any recommendations relating to the Optionee’s participation in the Plan, the receipt of the option or exercise or forfeiture thereof, or the acquisition or sale of Shares.

10.    Currency Risk. The Optionee shall bear any and all risk associated with the exchange of currency and the fluctuation of currency exchange rates in connection with the options and the Shares, including without limitation in connection with exercise of the options or any portion thereof and the sale of any Shares issued upon such exercise (“Currency Exchange Risk”), and the Optionee hereby waives and releases the Company and any and all of its affiliates, Subsidiaries and related companies from any claims arising out of Currency Exchange Risk. The Optionee further understands and agrees that the none of the Company or its Subsidiaries, affiliates or otherwise related companies are responsible for any foreign exchange fluctuations between the Optionee’s local currency and the United States Dollar that may affect the value of the option or the Shares, nor shall any of such parties related to the Company be liable for any decrease in the value of the option or the Shares as a result of such fluctuations. The Optionee accepts all risk with respect to foreign currency exchange in connection with the option, the Shares, the Plan and the Agreement.

11.    Foreign Exchange Compliance. The Optionee agrees that it is the Optionee’s responsibility to comply, and that the Optionee shall comply, with any and all exchange control requirements applicable to the option, the exercise thereof and the sale of any Shares issued upon exercise of the option and any resulting funds including, without limitation, reporting or repatriation requirements.

12.    Legal Compliance. The Optionee understands that the laws of the country in which he or she provides Service at the time of grant of the option, vesting of the option or at the subsequent sale of Shares acquired pursuant to the Plan and the Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may subject the Optionee to additional procedural or regulatory requirements, and that he or she is solely responsible for and will have to independently fulfill all such requirements. Neither the Company nor any affiliate or Subsidiary is responsible for the Optionee’s legal compliance requirements relating to the option or the ownership and possible sale of any Shares issued upon exercise of the option, including, but not limited to, tax reporting, the exchange of U.S. dollars into or from the Optionee’s local currency, the transfer of funds to or from the U.S., and the opening and use of a U.S. brokerage account.

13.    English Language. If the Agreement, the Plan, any website or any other document related to the options is translated into a language other than English, and if the translated version is different from the English version, the English language version will take precedence. The Optionee confirms having read and understood the documents relating to the Plan and the option, including, without limitation, the Agreement, which were provided to the Optionee in English, and waives any requirement for the Company to provide these documents in any other language.

14.    Tax Withholding. To the extent required by applicable law, the Company will use its best efforts to determine, withhold, and remit the required Tax-Related Items in connection with the option, including the grant, vesting and/or exercise of the options or any portion thereof. These requirements may change from time-to-time as laws or interpretations change. Regardless of the Company’s, or any of its Subsidiaries’ or affiliates’ actions in this regard, the Optionee acknowledges and agrees that the ultimate liability for any and all Tax-Related Items is and remains the Optionee’s responsibility and liability. The Optionee acknowledges that the Company has advised the Optionee to consult with his or her tax adviser with respect to tax consequences for the Optionee upon exercise of the option and disposition of Shares under the Plan.

15.    Termination Date. The Optionee’s right to vest in the option will terminate effective as of the date that is the earlier of (1) the effective date of the termination of the Optionee’s employment or other Services to the Company and/or any of its Subsidiaries, affiliates or otherwise related companies, or (2) the date the Optionee ceases to actively provide service to any such company, regardless of any notice period or period of pay in lieu of such notice required under applicable laws (including, but not limited garden leave, or other leave pursuant to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when the Optionee is no longer actively providing Service for purposes of the option, the Plan and this Agreement.

16.    Offer Personal to the Optionee. The Optionee acknowledges and agrees that the offer of the option has been made by the Company to him or her personally in connection with Optionee’s existing relationship with the Company or one or more of its Subsidiaries or affiliates, and further, that the option, the Shares and the related offer thereof are not subject to regulation by any securities regulator outside of the United States.

17.    Personal Data Authorization. This Section 17 shall apply to the extent that the Optionee is not a resident of the United States, EU or UK. The Optionee explicitly and unambiguously consents to the collection, use and transfer of his or her personal data as described in this Paragraph 17 of this Appendix A.

a.    The Optionee understands and acknowledges that the Company, the Optionee’s employer (if any) or other Subsidiary or affiliate of the Company to which the Optionee provides Service and the Company’s other Subsidiaries hold certain personal information regarding the Optionee for the purpose of managing and administering the Plan, including (without limitation) the Optionee’s name, home address, telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any shares or directorships held in the Company and details of all options or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (the “Data”).

b.    The Optionee further understands and acknowledges that the Company and/or its Subsidiaries or other affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan and that the Company and/or any Subsidiary or other affiliate of the Company may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. The Optionee understands and acknowledges that the recipients of Data may be located in the Optionee’s home country or elsewhere, including the United States, and that such country may have different data privacy laws and protections than Optionee’s home country. The Optionee authorizes such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering the Optionee’s participation in the Plan, including a transfer to any broker or other third party whom the Company elects to assist with the management or administration of the Plan or with whom the Optionee elects to deposit Shares acquired under the Plan, as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Optionee’s behalf.

c.    The Optionee may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary modifications of Data or withdraw the consents set forth in this Subsection (i) by contacting the Company in writing. The Optionee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, Participant acknowledges that he or she may contact Alan Shapiro at ashapiro@digitalocean.com.

18.    Personal Data. This Section 18 shall apply to the extent that the Optionee is a resident of the EU or UK.

For the purposes of operating the Plan in the European Union and the United Kingdom, the Company will collect and process information relating to the Optionee in accordance with the privacy notice from time to time in force.

19.    Country Specific Provisions. If the Optionee is a resident of or provides Service in any country identified in Appendix B to the Agreement as of the date or during the term hereof, the provisions set forth in Appendix B with respect to such country shall also apply to the Optionee and to the option in addition to the terms hereof and the terms of the Agreement.

20.    Transferability.. The option is not transferable, except to the Optionee’s personal representative on his or her death, and is exercisable during the Optionee’s life only by the Optionee or by the Optionee’s personal representative after his or her death.

APPENDIX B

to the

DIGITALOCEAN HOLDINGS, INC. 2013 STOCK PLAN:

STOCK OPTION AGREEMENT (INSTALLMENT EXERCISE)

COUNTRY-SPECIFIC INTERNATIONAL PROVISIONS

This Appendix B to the DigitalOcean Holdings, Inc. 2013 Stock Plan: Stock Option Agreement (the “Agreement”) pursuant to the DigitalOcean Holdings, Inc. (the “Company”) 2013 Stock Plan includes additional terms and provisions applicable to the Optionee in the event the Optionee, as of the date of the Agreement, or during the term thereof, provides Services to the Company or one or more of its Subsidiaries or affiliates in a country identified below. The terms and conditions set forth with respect to any such country are in addition to those set forth in the Agreement and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Appendix B without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

AUSTRALIA

Breach of Law. Notwithstanding anything else in the Plan or the Agreement, the Optionee will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Australian Corporations Act 2001 (Cth) (“Corporations Act”), any other provision of the Corporations Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Company is under no obligation to seek or obtain the approval of its shareholders in a general meeting for the purpose of overcoming any such limitation or restriction.

Securities Law Information. The grant of the option, and the issue of shares of Common Stock on exercise of the option granted to the Optionee, is, and will be, made without disclosure under the Corporations Act pursuant to certain exceptions available to the Company under the Corporations Act.

Advice. Any advice given to the Optionee by the Company, or a representative of the Company, in relation to the grant of the option, or the shares of Common Stock to be issued on exercise of the option, should not be considered as investment advice and does not take into account the Optionee’s objectives, financial situation, or needs.

Australian law normally requires persons who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is material for investors to make an informed decision. The usual rules do not apply to this offer because it is made and in reliance on certain exceptions available to the Company under the Corporations Act. As a result, the Optionee may not be given all of the information normally expected when receiving an offer of financial products in Australia. The Optionee will also have fewer other legal protections for this investment.

The Optionee should consider obtaining its own financial product advice from a person who is licenced by the Australian Securities and Investments Commission (“ASIC”) to give such advice before accepting the grant of the option.

Risks. There are risks associated with the Company and a number of general risks associated with an investment in the underlying shares of the Company’s Common Stock. These risks may individually or in combination materially and adversely affect the future operating and financial performance of the Company and, accordingly, the value of shares of the Company’s Common Stock. There can be no guarantee that the Company will achieve its stated objectives. Before agreeing to participate in the Plan, the Optionee should be satisfied that it has a sufficient understanding of the risks involved in making an investment in the Company and whether it is a suitable investment, having regard to its objectives, financial situation, and needs.

The option is only exercisable on the satisfaction of the conditions (if any) set out in the enclosed Stock Option Grant Notice and the issue of the option to the Optionee, and the issue of shares of Common Stock on exercise of the option, is subject to the terms of the enclosed Agreement and Plan. There is a chance that any conditions attaching to the option may never be fulfilled and that the option will not vest and be capable of exercise. Further, the Company cannot guarantee that at the time the option vests the Company’s share price will be trading above the exercise price per share for the option, or that any of the Company’s shares of Common Stock issued on exercise of the option will trade, or continue to trade, above the exercise price per share of the option. The share price for the Company’s shares is subject to fluctuations and may rise or fall.

Further risks and rights with respect to holding the option, and the exercise of the option, are set out in the enclosed Agreement and Plan.

Currency information. If the Optionee decides to participate in the Plan it should note that the exercise price for the option is stated in U.S. dollars and needs to be paid in U.S. dollars. The equivalent option exercise price in Australian dollars can be calculated by taking the option exercise price in U.S. dollars and applying the prevailing U.S.$ / A$ exchange rate to the exercise price. The Optionee should note that there is likely to be further fluctuations in the exchange rate between the Date of Grant and the date of exercise of the option. Up to date US$ / A$ exchange rates can be obtained from the Reserve Bank of Australia website – see www.rba.gov.au.

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Optionee understands that the Australian bank assisting with the transaction may file the report on its behalf. If there is no Australian bank involved in the transfer, the Optionee will be required to file the report. The Optionee should consult with its personal advisor to ensure proper compliance with applicable reporting requirements in Australia.

Offer of Stock Awards. The Board of Directors, in its absolute discretion, may make a written offer to an eligible person who is an Australian Resident (each such offeree being referred to in this Appendix B as a “Participant”) it chooses to accept a stock award to acquire options.

The offer shall specify the maximum number of options subject to a stock award which the Optionee may accept, the Date of Grant, the Exercise Price (if any), the Expiration Date, the vesting conditions (if any), any applicable holding period and any disposal restrictions attaching to the options or the resultant shares of Common Stock (all of which may be set by the Board of Directors in its absolute discretion).

The offer shall be accompanied by an acceptance form and a copy of the Plan and this Appendix B or, alternatively, details on how the Optionee may obtain a copy of the Plan and this Appendix B.

Grant of Awards. If the Optionee validly accepts the Board of Directors’ offer of a stock award, the Board of Directors must grant the Optionee the stock award for the number of Shares for which the stock award was accepted. However, the Board of Directors must not do so if the Optionee has ceased to be an eligible person at the date when the stock award is to be granted or the Company is otherwise prohibited from doing so under the Corporations Act without a disclosure document, product disclosure statement or similar document.

The Company must provide a stock award agreement in respect of the stock award granted to the Optionee to be executed by the Optionee as soon as practicable after the date of grant.

Stock awards granted to the Optionee under this Appendix B that are options must not have an Expiration Date exceeding fifteen (15) years from the date of grant.

Tax Information. This Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).

Data Privacy. Section 17 of Appendix A (Personal Data Authorization) is deleted and replaced with the following:

17. Personal Data Authorization. The Optionee explicitly and unambiguously consents to the collection, holding, use and disclosure, in electronic or other form, of its personal information (as that term is defined in the Privacy Act 1988 (Cth)) as described in this document by and among, as applicable, its employer, the Company and its Affiliates for the purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that the Company, its Affiliates and its employer hold certain personal information about the Optionee, including, but not limited to, name, home address and telephone number, email address and other contact details, date of birth, tax file number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Optionee’s favor for the purpose of implementing, managing and administering the Plan (“Data”). The collection of this information may be required for compliance with various legislation, including the Corporations Act 2001 (Cth) and applicable taxation legislation. The Optionee understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Australia or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protection of the Optionee’s personal data than the Optionee’s country. The Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). The Optionee authorizes the recipients to collect, hold, use and disclose the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party (that may or may not be located in Australia or elsewhere) with whom the Optionee may elect to deposit any shares of the Common Stock acquired upon the vesting of the Award. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan or for the period required by law, whichever is the longer. The Optionee may, at any time, refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. The Optionee understands that refusing or withdrawing consent may affect the Optionee’s ability to participate in the Plan. The Optionee acknowledges that further information on how the Optionee’s employer, the Company and its Affiliates collect, hold, use and disclose Data and personal information (and how the Optionee can access, correct or complain about the handling of that Data or personal information by its employer, the Company and its Affiliates) can be found at https://www.digitalocean.com/legal/privacy-policy/ and/or in the privacy policies of the Optionee’s employer, the Company and its Affiliates or the manager of the Plan (as applicable).

BELARUS

National Bank Approval. If the Optionee is a resident or citizen of Belarus, the Optionee confirms that the Optionee understands and agrees that the approval of the National Bank of Belarus, or confirmation from the National Bank of Belarus that such approval is not applicable, may be required before the Optionee may exercise any option with respect to Shares in the Company and/or for the Optionee to open any foreign bank accounts, receive foreign currency remittances or hold shares outside of Belarus. The Optionee understands and agrees that the Company, in its sole discretion, may refuse to recognize any exercise of options hereunder until the Optionee has obtained evidence satisfactory to the Company that all such approvals or waivers thereof have been obtained.

The Optionee should consult with his or her personal legal advisor regarding any exchange control obligations that it may have prior to acquiring Shares or receiving proceeds from the sale of Shares acquired under the Plan.

BRAZIL

Nature of Grant. The following provision supplements Section 6 of the Agreement:

The Optionee acknowledges that it has read and specifically and expressly approves Sections 13(e) and 13(g) of the Agreement. The Optionee understands that the option is granted to it by the Company and does not constitute part of the Optionee’s normal compensation or salary. The Optionee further understands that the Option was granted by the Company as a one-time benefit.

Compliance with Law. By accepting the option, the Optionee acknowledges that it agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the Optionee’s participation in the Plan.

Exchange Control Information. If the Optionee holds assets and rights outside Brazil with an aggregate value exceeding USD 100,000, the Optionee will be required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights, including: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including shares of Common Stock acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, including real estate and other assets. Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Individuals holding assets and rights outside Brazil valued at less than USD 100,000 are not required to submit a declaration. Individuals holding assets and rights outside Brazil valued at more than USD 100,000,000 are required to submit a quarterly declaration.

CANADA

Method of Payment/Exercise. Notwithstanding Section 4 or any other provision of this Agreement or the Plan, the Optionee is prohibited from paying the exercise price using the method set forth in Section 5(b) of the Agreement, or from utilizing the net exercise method contemplated by Section 7(f) of the Plan.

Data Privacy. The following provision supplements Section 17 of Appendix A of the Agreement:

The Optionee hereby authorizes the Company and its representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Optionee further authorizes the Company, any affiliates, or Subsidiaries and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. The Optionee further authorizes the Company and any affiliates or Subsidiaries to record such information and to keep such information in its employee file.

Continuous Service. Notwithstanding anything else in the Plan or the Agreement, the Optionee’s Service will be deemed to end on the date when the Optionee ceases to be actively providing services to the Company or an affiliate, regardless of whether the cessation of the Optionee’s employment was lawful, and shall not include any period of statutory, contractual, common law, civil law or other reasonable notice of termination of employment or any period of salary continuance or deemed employment. As a result, if the Optionee receives notice of termination for a reason other than Cause, and the Company or its affiliate does not require the Optionee to continue to attend at work and elects to provide the Optionee with a payment in lieu of notice, the Optionee’s Service will end on the date the Optionee receives such notice, as opposed any later date when severance payments to the Optionee cease.

No Fractions. No fractional shares of Common Stock shall be issued under the Agreement and no cash amount shall be payable in respect thereof.

Voluntary Participation. The Optionee’s participation in the Plan is voluntary, and the Optionee acknowledges and agrees that it has not been induced to enter into the Agreement or acquire any option or shares of Common Stock by expectation of employment, engagement or appointment or continued employment, engagement or appointment.

Securities Law Information. The Optionee understands that it is permitted to sell shares of Common Stock acquired pursuant to the Plan, provided that the Company is a foreign issuer that is not a public issuer in Canada and the sale of the shares of Common Stock acquired pursuant to the Plan takes place: (i) through an exchange, or a market, outside of Canada on the distribution date; or (ii) to a person or company outside of Canada. For purposes hereof, a foreign issuer is an issuer that: (i) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (ii) does not have its head office in Canada; and (iii) does not have a majority of its executive officers or directors ordinarily resident in Canada. If any designated broker is appointed under the Plan, the Optionee shall sell such securities through the designated broker.

Each of the definitions of “Subsidiary” and “Parent” in the Plan are modified to reference “more than 50%” instead of “50% or more”.

Foreign Asset/Account Reporting Information. Canadian residents are required to report any foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year. It is the Optionee’s responsibility to comply with these reporting obligations, and the Optionee should consult with its own personal tax advisor in this regard.

Provisions Applicable to Residents of Quebec. By accepting this award of options, the Optionee (le titulaire d’options) confirms having read and understood the documents relating to the Plan which were provided to the Optionee in the English language. The Optionee accepts the terms of those documents accordingly.

French translation: En acceptant cette attribution d’options, l’Optionee reconnaisse et confirme ainsi avoir lu et compris les documents relatifs au Plan qui l’Optionee ont été communiqués et fournies en langue anglaise. L’Optionnee en accepte les termes en connaissance de cause.

GERMANY

Term. Section 6(b)(iv) of the Agreement shall be amended as follows:

(b)    Termination of Service (Except by Death). If the Optionee’s Service terminates for any reason other than death, then this option shall expire on the earliest of the following occasions:

(…)

(iv)    Immediately upon a termination of Service by the Company for Cause; this does not apply in case termination of the Optionee’s Service does not comply with the principle of good faith. In such case, provisions set forth in Section 6(b) of this Agreement shall apply accordingly.

(…).”

Securities Disclaimer. Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany.

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event that the Optionee makes or receives a payment in excess of this amount, he or she is required to report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

INDIA

Method of Exercise. The following provision supplements Section 4 of the Agreement:

Due to legal restrictions in India, the Optionee may not exercise the option using a cashless sell-to-cover exercise, whereby the Optionee directs a broker or transfer agent to sell some (but not all) of the shares of Common Stock subject to the exercised option and deliver to the Company the amount of the sale proceeds to pay the exercise price and any Tax-Related Items. However, payment of the Exercise Price may be made by any of the other methods of payment set forth in the Agreement, subject to laws and regulations of India, including but not limited to the Foreign Exchange Management Act, 1999 (and the rules, regulations and amendments thereto) applicable at the time of exercise. The Company reserves the right to provide the Optionee with this method of payment depending on the development of local law.

Exchange Control Information. If the Optionee remits funds outside of India to exercise the option, it is the Optionee’s responsibility to comply with any applicable exchange control regulations in India. The Optionee acknowledges its obligation and agrees to (i) repatriate any proceeds from the sale of Shares acquired under the Plan or the receipt of any dividends to India within 90 days of receipt and (ii) to obtain a foreign inward remittance certificate (“FIRC”) from the bank in which the Optionee deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Optionee’s employer requests proof of repatriation. It is the Optionee’s responsibility to comply with these requirements. Neither the Company nor the employer will be liable for any fines or penalties resulting from the Optionee’s failure to comply with any applicable laws.

Foreign Asset/Account Reporting Information. Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including shares of Common Stock held outside of India) in their annual tax returns. The Optionee is responsible for complying with this reporting obligation and should confer with its personal tax advisor to determine its obligations in this regard.

General. The Plan and the corresponding documents have neither been delivered for registration nor are they intended to be registered with any regulatory authorities in India. These documents are not intended for distribution and are meant solely for the consideration of the person to whom they are addressed and should not be reproduced by such person.

ISRAEL

Tax Withholding Obligation. The Optionee understands and agrees that Israel law imposes a tax withholding obligation on the company at the time of exercise of an option granted to a non-

employee of the Company or its affiliate, based upon the value of the Company Shares at the time of exercise, and that upon the exercise of the Optionee will be required to make provision for payment to the Company of any such mandatory tax withholding requirements to the satisfaction of the Company, as a condition for exercise of the option and issuance of shares.

Immediate Sale Restriction. If the Optionee does not put the Company in funds to satisfy the mandatory tax withholding obligations applicable on exercise of the option in a manner satisfactory to the Board of Directors:

i.

the Optionee understands and agrees that if the Company’s Shares are publicly traded at the time of such exercise, any Shares issued to the Optionee upon the exercise of its option will be immediately sold in order to satisfy, unless the Optionee has otherwise made provision for payment of such tax withholding requirements to the satisfaction of the Company;

ii.

the Optionee agrees that the Company is authorized to instruct its designated broker to assist with the sale of such Shares (on the Optionee’s behalf pursuant to this authorization), and the Optionee expressly authorizes the Company’s broker to complete the sale of such Shares;

iii.

the Optionee also agrees to sign any agreements, forms and/or consents that may be requested by the Company (or the broker) to effectuate the sale of the Shares and shall otherwise cooperate with the Company with respect to such matters;

iv.	the Optionee acknowledges that the broker is under no obligation to arrange for the sale of the Shares at any particular price; and

v.	upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale (less an amount in respect of any applicable Tax-Related Items, brokerage fees or commissions) to the Optionee.

Securities Law Notification. The grant of the option does not constitute a public offering under the Securities Law, 1968.

NETHERLANDS

Insider Trading. By accepting the option, the Optionee acknowledges and agrees that it is the Optionee’s responsibility to be aware of the Dutch insider trading rules, which may affect the sale of any Shares the Optionee acquires upon exercise of the option. In particular, the Optionee represents and warrants that he or she understands and acknowledges that (i) the Optionee has reviewed a summary of the Dutch insider trading rules, (ii) such rules may apply in addition to (not to the exclusion of) rules in the United States or that otherwise may be applicable to the Shares and (iii) the Optionee is aware that he or she may be prohibited from effecting certain transactions in Shares if the Optionee (or a related party) has insider information regarding the Company. The Optionee understands that if the Optionee is uncertain as to whether the insider rules apply to the Optionee’s particular situation, it is the Optionee’s responsibility to consult with a legal advisor to the extent appropriate, and the Optionee acknowledges and agrees that the Company cannot be held liable for Optionee’s violation of the Dutch insider trading rules. The Optionee acknowledges and agrees that the Optionee is responsible for ensuring his or her own compliance with these rules.

Summary of Dutch Prohibition Against Insider Trading:

Dutch securities laws prohibit insider trading. The regulations are based upon the European Market Abuse Directive and are stated in section 5:56 of the Dutch Financial Supervision Act (Wet op het financieel toezicht or Wft) and in section 2 of the Market Abuse Decree (Besluit marktmisbruik Wft). For further information, see the website of the Authority for the Financial Markets (AFM); http://www.afm.nl/~/media/Files/brochures/2012/insider-dealing.ashx.

Given the broad scope of the definition of inside information, certain participants may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information. By entering into this Agreement and participating in the Plan, the Optionee acknowledges having read and understood the notification above and acknowledge that it is the Optionee’s responsibility to comply with the Dutch insider trading rules, as discussed herein.

Securities Disclaimer. The grant of the option is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in the Netherlands.

PAKISTAN

Exchange Control Information. If the Optionee remits funds outside of Pakistan to exercise the option or makes any payment in a currency other than Pakistani Rupees, it is the Optionee’s responsibility to comply with any applicable exchange control regulations in Pakistan including the determination of whether an approval from the State Bank of Pakistan is required prior to the exercise of the option and fulfillment of all registration and filing requirements applicable on the acquisition and any subsequent divestment of the Shares. For the avoidance of doubt, it is the Optionee’s obligation to comply with all relevant foreign exchange regulations applicable to the exercise of the options and acquisition of Shares. The Optionee is required to immediately repatriate to Pakistan the proceeds from the sale of Shares or the receipt of any dividends (where acquired) to Pakistan through normal banking procedures within the prescribed timelines.

The Optionee should consult his or her personal advisor prior to exercise of the option to ensure compliance with the applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change. The Company or the Optionee’s employer will not be liable for any fines or penalties resulting from the Optionee’s failure to comply with any applicable laws.

Payment of Stamp Duty. In the event the Agreement is executed in Pakistan, the Optionee shall at its own cost and expense ensure that the Agreement is executed on a stamp paper of appropriate value in accordance with the applicable laws of Pakistan. Where required, the Agreement should be executed in accordance with the laws of evidence applicable in Pakistan.

UNITED KINGDOM

Withholding Obligations. The following supplements Section 4 of the Agreement:

(d)    Withholding Obligations. As a condition of the vesting of the Optionee’s option, the Optionee unconditionally and irrevocably agrees:

(i)    to place the Company in funds and indemnify the Company in respect of (1) all liability to UK income tax which the Company is liable to account for on the Optionee’s behalf directly to HM Revenue & Customs; (2) all liability to national insurance contributions which the Company is liable to account for on the Optionee’s behalf to HM Revenue & Customs (including, to the extent permitted by law, secondary class 1 (employer’s) national insurance contributions for which the Optionee is liable and hereby agrees to bear); and (3) all liability to national insurance contributions for which the Company is liable and which are formally transferred to the Optionee, which arises as a consequence of or in connection with the exercise of the Optionee’s option (the “UK Tax Liability”); or

(ii)    to permit the Company to sell at the best price which it can reasonably obtain such number of shares of Common Stock allocated or allotted to the Optionee following exercise as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to the Optionee (including, but not limited to salary); and

(iii)    if so required by the Company, and, to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of such employer’s national insurance contributions liability is transferred to the Optionee; and

(iv)    if so required by the Company, to enter into a joint election within Section 431 of (UK) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA); and

(v)    to sign, promptly, all documents required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any affiliate or Subsidiary.

STOCK OPTION EXERCISE NOTICE

DigitalOcean Holdings, Inc.
Attention:

Pursuant to the terms of the NOTICE OF STOCK OPTION GRANT (INSTALLMENT EXERCISE) and STOCK OPTION AGREEMENT (INSTALLMENT EXERCISE) between the undersigned and DigitalOcean Holdings, Inc. (the “Company”) dated                      (the “Agreement”) under the Company’s 2013 Stock Plan (the “Plan”), I,                    , hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $             representing the purchase price for              Shares.

I have chosen the following form(s) of payment:

[ ]	1.	Cash
[ ]	2.	Certified or bank check payable to DigitalOcean Holdings, Inc.
[ ]	3.	Other (as referenced in the Agreement and described in the Plan (please describe)): ..

In connection with my exercise of the option as set forth above, I hereby represent and warrant to the Company as follows:

(i)    I am purchasing the Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

(ii)    I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.

(iii)    I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period of time.

(iv)    I understand that the Shares may not be registered under the Securities Act of 1933 (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof). I further acknowledge that certificates representing Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Shares will include similar restrictive notations.

(v)    I have read and understand the Plan and the Agreement and acknowledge and agree that the Shares are subject to all of the relevant terms of the Plan and the Agreement, including without limitation, the transfer restrictions set forth in Section 10 of the Agreement.

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(vi)    I understand and agree that the Company has a right of first refusal with respect to the Shares pursuant to Section 7 of the Agreement.

(vii)    I understand and agree that I may not sell or otherwise transfer or dispose of the Shares for a period of time following the effective date of a public offering by the Company as described in Section 10(b) of the Agreement.

Sincerely yours,

Name:

Address:

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